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                                                                     Exhibit 1.4

                     AFFIRMATION FOR LOST STOCK CERTIFICATES
                      OF MFC DEVELOPMENT CORP. COMMON STOCK

         I am the lawful owner of the shares described on the Acceptance Form. My missing certificate(s) has not been endorsed, cashed, negotiated, transferred, assigned or otherwise disposed of. I have made a diligent search for the certificate(s) and have been unable to find it and make this Affirmation for the purpose of including the cancellation and replacement or liquidation of the certificate(s) and the purchase of the shares represented thereby without the surrender of the certificate(s), and hereby agree to surrender the certificate(s) for cancellation should I, at any time, find the certificate(s). I, hereby agree, for myself, my heirs, assigns and personal representatives, that in consideration of the proceeds of the sale or the replacement of the shares represented by the certificate(s) to completely indemnify, protect and hold harmless, MFC Development Corp, its affiliates and any other party to the transaction (the "Obligees"), from and against all loss, costs and damages, including court costs and attorneys' fees, which they may be subject to or libel for in respect of the cancellation and replacement of the certificate(s). The rights accruing to the Obligees under the preceding sentence shall not be limited by the negligence, inadvertence, accident, oversight or breach of any duty or obligation on the part of the Obligees or their respective officers, employees and agents or their failure to inquire into, contest, or litigate any claim, whenever such negligence, inadvertence, accident, oversight, breach or failure may occur or have occurred.

         I affirm the foregoing and agree to its terms and provision.

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         Witness to Signature                        Signature

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Name of Witness [Please Type or Print]         Name [Please type or print]

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          Address of Witness               Date:

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